UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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 M.D.C. Holdings, Inc.

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EXPLANATORY NOTE

This amendment is made to modify the 2020 information in the "All Other Compensation" column of the "Summary Compensation Table" and update our Pay Ratio Disclosure section to reflect the correct title of our principal executive officer who is our Executive Chairman.

AMENDMENT TO PROXY STATEMENT

SUMMARY COMPENSATION TABLE

For the fiscal years ended December 31, 2020, 2019 and 2018, the following table summarizes the compensation of the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($) [2]	Non-Equity Incentive Plan Compensation ($) [3]	All Other Compensation ($)	Total ($)
Larry A. Mizel, Executive Chairman [4]	2020	$1,000,000	N/A	$7,117,543	$1,885,060	$4,000,000	$147,408	$14,150,011
	2019	$1,000,000	N/A	$4,911,969	$1,576,080	$4,000,000	$297,539	$11,785,588
	2018	$1,000,000	N/A	$4,030,967	$1,383,620	$5,000,000	$190,961	$11,605,548
David D. Mandarich, President and Chief Executive Officer [4]	2020	$830,000	N/A	$7,117,543	$1,885,060	$4,000,000	$90,279	$13,922,882
	2019	$830,000	N/A	$4,911,969	$1,576,080	$4,000,000	$8,760	$11,326,809
	2018	$830,000	N/A	$4,030,967	$1,383,620	$5,000,000	$8,610	$11,253,197
Robert N. Martin, Senior Vice President and Chief Financial Officer	2020	$787,692	$1,000,000	$1,742,240	N/A	N/A	$9,270	$3,539,202
	2019	$713,077	$850,000	$1,252,984	N/A	N/A	$9,120	$2,825,181
	2018	$653,077	$750,000	$1,048,547	N/A	N/A	$8,970	$2,460,594
Rebecca B. Givens, Senior Vice President and General Counsel [5]	2020	$180,577	$200,000	$199,972	N/A	N/A	$311	$580,860
Michael Touff, Senior Vice President and General Counsel [5]	2020	$505,329	$417,000	$74,984	N/A	N/A	$9,270	$1,006,583
	2019	$444,231	$500,000	$74,984	N/A	N/A	$9,120	$1,028,335
	2018	$400,000	$500,000	$50,000	N/A	N/A	$8,970	$958,970

1 The amounts shown in the "Stock Awards" column are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the following:

2020
–For Messrs. Mizel, Mandarich and Martin, Performance Share Units ("PSUs") were granted to each individual on August 20, 2020. These awards are performance based, and, therefore, the amounts in the table above include $5,117,549, $5,117,549 and $1,367,277 for Messrs. Mizel, Mandarich and Martin, respectively, reflecting the aggregate grant date fair value of the awards multiplied by the probable outcome of the performance conditions as of the grant date. Assuming achievement of the highest level of performance for these awards, the grant date fair value of the performance-based equity awards for Messrs. Mizel, Mandarich and Martin total $10,235,098, $10,235,098 and $2,734,554, respectively.
–For each of Messrs. Mizel and Mandarich, this column also includes $1,999,994 in Restricted Stock Awards ("RSAs") that were granted February 3, 2020 pursuant to the 2019 performance goals established under the terms of the 2018 Performance-Based Plan.
–For Mr. Martin and Mr. Touff, this column also includes $374,963 and $74,984, respectively, in RSAs that were granted on February 3, 2020 based on their 2019 performance.
–For Ms. Givens, this column includes RSAs granted in connection with her hiring during 2020.

2019
–For Messrs. Mizel, Mandarich and Martin, Performance Share Units ("PSUs") were granted to each individual on August 5, 2019. These awards are performance based, and, therefore, the amounts in the table above include $3,912,000, $3,912,000 and $978,000 for Messrs. Mizel, Mandarich and Martin, respectively, reflecting the aggregate grant date fair value of the awards multiplied by the probable outcome of the performance conditions as of the grant date. Assuming achievement of the highest level of performance for these awards, the grant date fair value of the performance-based equity awards for Messrs. Mizel, Mandarich and Martin total $7,824,000, $7,824,000 and $1,956,000, respectively.
–For each of Messrs. Mizel and Mandarich, this column also includes $999,969 in Restricted Stock Awards ("RSAs") that were granted February 1, 2019 pursuant to the 2018 performance goals established under the terms of the shareholder-approved 2013 Performance-Based Plan.
–For Mr. Martin and Mr. Touff, this column also includes $274,984 and $74,984, respectively, in RSAs that were granted on February 1, 2019 based on their 2018 performance.

2018
–For Messrs. Mizel, Mandarich and Martin, Performance Share Units ("PSUs") were granted to each individual on May 23, 2018. These awards are performance based, and, therefore, the amounts in the table above include $3,314,295, $3,314,295 and $828,574 for Messrs. Mizel, Mandarich and Martin, respectively, reflecting the aggregate grant date fair value of the awards multiplied by the probable outcome of the performance conditions as of the grant date. Assuming achievement of the highest level of performance for these awards, the grant date fair value of the performance-based equity awards for Messrs. Mizel, Mandarich and Martin total $6,628,590, $6,628,590 and $1,657,147, respectively.
–For each of Messrs. Mizel and Mandarich, this column also includes $716,672 in Restricted Stock Awards ("RSAs") that were granted February 2, 2018 pursuant to the 2017 performance goals established under the terms of the shareholder-approved 2013 Performance-Based Plan.
–For Mr. Martin and Mr. Touff, this column also includes $219,973 and $50,000, respectively, in RSAs that were granted on February 2, 2018 based on their 2017 performance.

For a description of assumptions used in valuing the awards, please see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K, for the year ended December 31, 2020.

2 The amounts shown in the "Option Awards" column are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For Messrs. Mizel and Mandarich, the option awards granted in 2020, 2019 and 2018 were service based, were assigned a fair value of $9.43, $7.88 and $6.41 per share, respectively, on the date of grant using the Black-Scholes option pricing model and are being expensed on a straight-line basis over the three year vesting period. For a description of the assumptions used in valuing the awards, please see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

3 These non-equity incentive plan compensation amounts were paid in cash in accordance with the terms of the Performance-Based Plan, as in effect for the year indicated, as compensation for that year's performance. The amounts were paid in the subsequent year.

4 On October 26, 2020, the Company's Board, as part of its senior leadership succession planning, appointed Larry A. Mizel, as Executive Chairman and David D. Mandarich, as President and Chief Executive Officer.

5 Mr. Touff retired as General Counsel and as an executive officer of the Company, effective as of the close of business on October 30, 2020. Ms. Givens was appointed as Senior Vice President and General Counsel and designated as an executive officer and named executive officer of the Company effective as of November 1, 2020.

All Other Compensation

The table below provides a breakdown of all other compensation for 2020 for the named executive officers:

Name	Non- Business Use of Aircraft [1]	401(k) Match [2]	Other [3]	Total
Larry A. Mizel	$—	$8,550	$138,858	$147,408
David D. Mandarich	$—	$8,550	$81,729	$90,279
Robert N. Martin	$—	$8,550	$720	$9,270
Rebecca B. Givens	$—	$—	$311	$311
Michael Touff	$—	$8,550	$720	$9,270

1 The incremental costs of non-business use of the Company's aircraft are calculated as the total variable operating costs directly associated with non-business trips, which include fuel, pilot travel related costs, catering, landing fees, flight communications and trip-related maintenance (the “Incremental Cost”). For their non-business use of the aircraft in 2020, Messrs. Mizel and Mandarich each reimbursed the Company amounts in excess of the Incremental Cost to the Company. If the Company's aircraft is used for business purposes and a spouse or guest travels with the named executive officer, no amounts are included because there is no Incremental Cost to the Company.

2 401(k) match represents amounts paid in 2021 based on 2020 401(k) deferrals.

3 For Mr. Mizel and Mr. Mandarich, the amounts shown for “Other” include: (a) $79,152 and $23,254, respectively, of Incremental Costs incurred by the Company in support of Mr. Mizel and Mr. Mandarich's service to not-for-profit organizations, consistent with the Company’s commitment to sustainability and as approved by the Company's Board and (b) $58,986 and $58,115, respectively, for legal expenses in connection with their employment agreements entered into as part of the 2020 senior leadership succession planning. The remainder of the amount shown for Mr. Mizel and Mr. Mandarich and all of the amounts shown for the other NEOs represent cell phone allowances.

PEO PAY RATIO DISCLOSURE

Pursuant to SEC rules, to determine our median employee, we used W-2 compensation for our entire employee population, all of whom are located within the United States. As of December 31, 2019, we identified our median employee (excluding our Executive Chairman, who is our principal executive officer, from the calculation). During the last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to the pay ratio disclosure. Accordingly, we are using the same median employee in our pay ratio calculation. For the fiscal year ended December 31, 2020, we calculated that median employee’s total compensation using the same methodology that we used to calculate the total compensation for our Executive Chairman. The 2020 annual total compensation of the median employee and our Executive Chairman, respectively, were $86,494 and $14,150,011. The ratio of the 2020 annual total compensation for our Executive Chairman to that of our median employee was 164 to 1.